Exhibit 99.1

Synchronoss Technologies Reports Second Quarter 2025 Results

Second Quarter Revenue $42.5 Million, Including 92.6% Recurring Revenue

Received CARES Act Tax Refund in Full, Amounting to $33.9 Million

Reaffirms All Full Year Guidance Metrics

BRIDGEWATER, NJ - August 11, 2025 - Synchronoss Technologies Inc. (“Synchronoss” or the “Company”) (Nasdaq: SNCR), a global leader and innovator in Personal Cloud platforms, today reported financial results for its second quarter ended June 30, 2025.

Second Quarter and Recent Operational Highlights
•Reported total revenue of $42.5 million, driven primarily by 2.0% cloud subscriber growth year-over-year.
•Quarterly results included net loss of $19.6 million, $6.9 million in income from operations, $(1.1) million in free cash flow, and $12.8 million in adjusted EBITDA, which were all within the Company’s expectations for the second quarter. Net loss was impacted by non-cash, foreign exchange losses primarily due to revaluations of intercompany payables and receivables between our U.S and Irish subsidiaries.
•Closed a $200 million, four-year term loan, which allowed the Company to retire $73.6 million from the prior term loan and $121.4 million in senior notes strengthening the Company's capital structure and providing the operational flexibility to invest in its core cloud product.
•The Company signed an agreement to integrate their personal cloud storage solution into the native SoftBank customer account application, via Software Development Kit (SDK), which is expected to boost subscriber uptake rates heading into 2026.
•Subsequent to the quarter, the Company received the entirety of the outstanding CARES Act tax refund, amounting to $33.9 million. Per the terms of the agreement, 75% of this amount, or $25.4 million, was used to pay down the existing term loan at par. The remaining $8.5 million will be utilized to support operational flexibility.

“Synchronoss delivered another quarter of solid financial performance with revenue of $42.5 million driven by 2.0% year-over-year subscriber growth", adjusted EBITDA of $12.8 million at 30.2% adjusted EBITDA margin, and recurring revenue exceeding 92%, which underscores the predictability of our cloud-centric model. We also achieved a major milestone, receiving our $33.9 million CARES Act tax refund, which enabled us to reduce debt by $25.4 million, saving the Company $2.9 million in annual interest, and capping over $100 million in total debt reduction over four years,” stated Jeff Miller, President and CEO of Synchronoss. “Amid macroeconomic uncertainties and carriers' increased focus on value-added services, we're confident in our strategy and our business model, allowing us to reaffirm all annual guidance metric. Additionally, continued progress with our new customer pipeline places us on track to sign at least one new customer in 2025, positioning us for sustained growth into 2026.”

Second Quarter 2025 Financial Results:
Results compare the three months ended June 30, 2025 to the three months ended June 30, 2024.

•Total revenue decreased to $42.5 million from $43.5 million in the prior year period, due to the expiration of a customer contract in December 2024, partially offset by 2.0% cloud subscriber growth.
•Quarterly recurring revenue* was 92.6% of total revenue, compared to 90.5% in the prior year period.
•Gross profit was up 0.4% to $29.4 million (gross margin of 69.3%) from $29.3 million (gross margin of 67.5%) in the prior year period.

•Adjusted gross profit* was flat at $33.7 million (adjusted gross margin of 79.3%) compared to $33.7 million (adjusted gross margin of 77.5%) in the prior year period.
•Income from operations was $6.9 million, a significant improvement from $4.3 million in the prior year period.
•Net (loss) income attributable to Synchronoss was $(19.6) million, or $(1.87) per diluted share, compared to income of $78 thousand, or $0.01 per diluted share, in the prior year period. This change was driven primarily by the negative impact of $12.5 million non-cash foreign exchange losses primarily due to revaluations of intercompany payables and receivables between our U.S and Irish subsidiaries. Additionally the Company recorded $6.4 million combined debt modification expense and loss on debt extinguishment as part of the refinancing in the current period.
•Adjusted EBITDA* decreased 1.4% to $12.8 million (adjusted EBITDA margin of 30.2%) from $13.0 million (adjusted EBITDA margin of 29.9%) in the prior year period.
•Cash and cash equivalents* were $24.6 million as of June 30, 2025, compared to $29.1 million as of March 31, 2025. In the second quarter of 2025, free cash flow was $(1.1) million and adjusted free cash flow was $0.5 million, compared to free cash flow of $7.6 million and adjusted free cash flow of $8.9 million in the prior year period. These results were all within the Company’s expectations for the second quarter. The Company received the entirety of its U.S. federal tax refund subsequent to the end of the second quarter.

2025 Financial Outlook
Based on information available as of August 11, 2025, the Company is providing its full 2025 outlook items as follows:

•Revenue range of between $170 and $180 million.
•Recurring revenue* of at least 90% of total revenue.
•Adjusted gross margin* of between 78%-80%.
•Adjusted EBITDA* of between $52 million and $56 million, which equals at least 30% adjusted EBITDA margin.
•Free Cash Flow* of between $11 and $16 million. The Company’s free cash flow guidance excludes proceeds from the federal tax refund, as previously communicated. Additionally, the guidance excludes approximately $4.4 million of transaction fees from the 2025 term loan reflected in cash flow from operations and included in Free Cash Flow. These fees resulted from the Company’s recapitalization, in which the $75 million term loan and a portion of the senior notes were considered modified under accounting principles when replaced with a new $200 million term loan, due to participation by existing lenders.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” below for information on the factors that could cause Synchronoss' actual results to differ materially from these forward-looking statements.

* A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading “Non-GAAP Financial Measures.”

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures." With respect to forward-looking statements related to adjusted EBITDA, adjusted EBITDA margin, adjusted gross margin and free cash flow, the Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K and has not provided a quantitative reconciliation of (i) forecasted adjusted EBITDA to forecasted GAAP net income (loss) attributable to Synchronoss or to forecasted GAAP income (loss) from operations, before taxes, (ii) adjusted gross margin or adjusted EBITDA margin to GAAP gross margin and (iii) free cash flow to income (loss) from operations within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items relating to those financial measures with confidence. These items include, but are not limited to, fair value of stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, change in contingent consideration, litigation, remediation and refiling costs, depreciation and amortization, interest income, interest expense, loss on debt extinguishment, debt modification expense, foreign exchange impact, net loss (income) from discontinued operations, loss (gain) on divestitures, other (income) expense, provision (benefit) for income taxes, net loss (income) attributable to non-controlling interests and preferred dividends, net of gain on repurchase of preferred stock.

Conference Call
Synchronoss will hold a conference call today, August 11, 2025, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Synchronoss management will host the call, followed by a question-and-answer period.

Dial-In Number: 877-451-6152 (domestic) or 201-389-0879 (international)
Conference ID: 13754775

The conference call will be broadcast live and available for replay here:
https://edge.media-server.com/mmc/p/825g4k6n/ and via the Investor Relations section of Synchronoss' website at www.synchronoss.com.

Non-GAAP Financial Measures
Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP although this non-GAAP financial information is derived from numbers that have been prepared in accordance with GAAP. This information includes adjusted gross profit, adjusted gross margin, adjusted EBITDA, non-GAAP net income (loss) attributable to Synchronoss, diluted non-GAAP net income (loss) per share, free cash flow, adjusted free cash flow (which excludes cash payments and receipts related to non-core business activities) and recurring revenue. The Company believes that the exclusion of non-routine cash-settled expenses, such as litigation and remediation costs (net) and restructuring costs in the calculation of adjusted free cash flow which do not correlate to the operation of its business, provide for more useful period-to-period comparisons of the Company’s results. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back or deduct certain expenses. These expenses include but are not limited to the following: fair value of stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, change in contingent consideration, litigation, remediation and refiling costs, depreciation and amortization, interest income, interest expense, loss on debt extinguishment, debt modification expense, foreign exchange impact, net loss (income) from discontinued operations, loss (gain) on divestitures, other (income) expense, provision (benefit) for income taxes, net loss (income) attributable to non-controlling interests and preferred dividends, net of gain on repurchase of preferred stock.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Adjusted EBITDA is calculated by taking GAAP Net (loss) income attributable to Synchronoss and making specific adjustments to it, such as adding back certain non-recurring expenses or removing certain one-time income items to provide a more normalized view of the company's operating performance. These adjustments include, but are not limited to, fair value of stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, net, change in contingent consideration, litigation, remediation and refiling costs, depreciation and amortization, interest income, interest expense, net loss (income) from discontinued operations, loss (gain) on divestitures, other (income) expense, loss on debt extinguishment, debt modification expense, foreign exchange impact, provision (benefit) for income taxes, net loss (income) attributable to non-controlling interests and preferred dividends, net of gain on repurchase of preferred stock.

Adjusted Gross Profit is calculated by starting with the standard gross profit (Revenue minus cost of revenues, less the restructuring costs associated with cost of revenues and depreciation and amortization expenses associated with cost of revenues). Gross profit is then adjusted by adding back fair value of stock-based compensation expense, restructuring, transition and cease-use lease expense, net and depreciation and amortization expenses associated with cost of revenues.

Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by Revenue.

Free Cash Flow is calculated by starting with operating cash flow and subtracting capital expenditures related to capitalized software and property and equipment.

Adjusted Free Cash Flow is calculated by starting with Free Cash Flow and subtracting net cash related to litigation and remediation, and restructuring activities.

Recurring Revenue is calculated as a sum of Subscription revenue and Transaction revenue.

Forward-Looking Statements
This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of federal securities law. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, though not always made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “will,” “seek,” “estimate,” “project,” “projection,” "outlook," “annualized,” “strive,” “goal,” “target,” “outlook,” “aim,” “expect,” “plan,” “anticipate,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are based on current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations, any of which, by their nature, are uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Except as otherwise indicated, these forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the impact of legal proceedings involving the Company, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 on file with the SEC and the quarter ended June 30, 2025, expected to be filed with the SEC in the third quarter of 2025. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Synchronoss
Synchronoss Technologies (Nasdaq: SNCR), a global leader in personal Cloud solutions, empowers service providers to establish secure and meaningful connections with their subscribers. Our SaaS Cloud platform simplifies onboarding processes and fosters subscriber engagement, resulting in enhanced revenue streams, reduced expenses, and faster time-to-market. Millions of subscribers trust Synchronoss to safeguard their most cherished memories and important digital content. Explore how our Cloud-focused solutions redefine the way you connect with your digital world at www.synchronoss.com.

Media Relations Contact:
Domenick Cilea
Springboard
dcilea@springboardpr.com

Investor Relations Contact:
Ryan Gardella
ICR for Synchronoss
sncrir@icrinc.com

--------Tables to follow-------

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$24,622	$33,375
Accounts receivable, net	17,719	18,129
Operating lease right-of-use assets	4,989	8,445
Goodwill	188,784	179,408
Other assets	55,304	54,468
Total assets	291,418	293,825

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	37,354	37,586
Debt, current	5,000	1,875
Deferred revenues	26	837
Debt, non-current	181,215	184,840
Operating lease liabilities, non-current	11,829	16,776
Other liabilities	6,561	9,636
Redeemable noncontrolling interest	—	12,500
Stockholders’ equity	49,433	29,775
Total liabilities and stockholders’ equity	$291,418	$293,825

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues	$42,486	$43,458	$84,699	$86,423
Costs and expenses:
Cost of revenues[1]	8,922	10,401	17,633	20,624
Research and development	10,404	11,896	20,102	22,227
Selling, general and administrative	11,851	12,788	23,230	26,045
Restructuring charges	47	48	165	267
Depreciation and amortization	4,402	4,028	8,480	8,387
Total costs and expenses	35,626	39,161	69,610	77,550
Income from operations	6,860	4,297	15,089	8,873
Interest income	269	183	502	391
Interest expense	(6,565)	(3,486)	(11,987)	(7,003)
Debt modification expense	(4,384)	—	(4,384)	—
Loss on debt extinguishment	(1,993)	—	(1,993)	—
Foreign exchange (loss) gain	(12,531)	1,220	(18,110)	5,021
Other income, net	3	—	3	10
(Loss) income from operations, before taxes	(18,341)	2,214	(20,880)	7,292
Provision for income taxes	(1,263)	(2,708)	(2,541)	(3,311)
Net (loss) income	(19,604)	(494)	(23,421)	3,981
Net income attributable to redeemable non-controlling interests	—	5	—	—
Preferred stock dividend, net of gain on repurchase of preferred stock	—	567	—	(1,562)
Net (loss) income attributable to Synchronoss	$(19,604)	$78	$(23,421)	$2,419
Earnings (loss) per share:
Basic	$(1.87)	$0.01	$(2.27)	$0.24
Diluted	$(1.87)	$0.01	$(2.27)	$0.24
Weighted average common shares outstanding:
Basic	10,470	10,042	10,336	9,942
Diluted	10,470	10,424	10,336	10,265
_________________________________
1    Cost of revenues excludes depreciation and amortization which are shown separately.

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Six Months Ended June 30,
	2025	2024
Net (loss) income	$(23,421)	$3,981
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Non-cash items	31,453	10,341
Changes in operating assets and liabilities	(5,454)	(2,482)
Net cash provided by operating activities	2,578	11,840
Investing activities:
Purchases of fixed assets	(655)	(896)
Purchases of intangible assets and capitalized software	(6,030)	(6,614)
Net cash used in investing activities	(6,685)	(7,510)
Financing activities:
Net cash used in financing activities	(4,884)	(5,105)
Effect of exchange rate changes on cash	238	(149)
Net decrease in cash and cash equivalents	$(8,753)	$(924)
Beginning cash and cash equivalents	33,375	24,572
Ending cash and cash equivalents	$24,622	$23,648

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$42,486	$43,458	$84,699	$86,423
Less: Cost of revenues	8,922	10,401	17,633	20,624
Less: Restructuring[1]	14	—	13	—
Less: Depreciation and amortization[2]	4,107	3,723	7,882	7,724
Gross profit	29,443	29,334	59,171	58,075
Gross margin	69.3%	67.5%	69.9%	67.2%
Add / (Less):
Stock-based compensation expense[1]	59	71	158	94
Restructuring, transition and cease-use lease expense[1] , net	81	532	(162)	556
Depreciation and amortization[2]	4,107	3,723	7,882	7,724
Adjusted gross profit	$33,690	$33,660	$67,049	$66,449
Adjusted gross margin	79.3%	77.5%	79.2%	76.9%
_________________________________
1    Amounts associated with cost of revenues.
2    Depreciation and amortization contains a reasonable allocation for expenses associated with cost of revenues.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP Net (loss) income attributable to Synchronoss	$(19,604)	$78	$(23,421)	$2,419
Add / (Less):
Stock-based compensation expense	1,023	1,245	3,152	2,355
Restructuring, transition and cease-use lease expense, net	632	2,333	(959)	2,800
Amortization expense[1]	273	273	546	546
Sublease receivable impairment	—	806	—	806
Change in contingent consideration	(100)	—	(200)	—
Litigation, remediation and refiling costs, net	—	291	—	672
Debt modification expense	4,384	—	4,384	—
Loss on debt extinguishment	1,993	—	1,993	—
Foreign exchange impact	12,531	(1,220)	18,110	(5,021)
Non-GAAP Net income attributable to Synchronoss	$1,132	$3,806	$3,605	$4,577

Non-GAAP Earnings per share:
Basic	$0.11	$0.38	$0.35	$0.46
Diluted	$0.10	$0.37	$0.32	$0.45
Weighted-average shares outstanding:
Basic	10,470	10,042	10,336	9,942
Diluted	11,474	10,424	11,325	10,265
_________________________________
1    Amortization from acquired intangible assets.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands)

	Three Months Ended					Six Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	Jun 30, 2025	Jun 30, 2024
Net (loss) income attributable to Synchronoss	$(19,604)	$(3,817)	$7,889	$(5,701)	$78	$(23,421)	$2,419
Add / (Less):
Stock-based compensation expense	1,023	2,129	996	3,021	1,245	3,152	2,355
Restructuring, transition and cease-use lease expense, net	632	(1,591)	1,976	157	2,333	(959)	2,800
Sublease receivable impairment	—	—	—	—	806	—	806
Change in contingent consideration	(100)	(100)	(100)	—	—	(200)	—
Litigation, remediation and refiling costs, net	—	—	(617)	(425)	291	—	672
Depreciation and amortization	4,402	4,078	4,318	4,386	4,028	8,480	8,387
Interest income	(269)	(233)	(254)	(165)	(183)	(502)	(391)
Interest expense	6,565	5,422	5,474	5,526	3,486	11,987	7,003
Loss on debt extinguishment	1,993	—	—	—	—	1,993	—
Debt modification expense	4,384	—	—	—	—	4,384	—
Foreign exchange impact	12,531	5,579	(9,334)	5,461	(1,220)	18,110	(5,031)
Other, net	(3)	—	(154)	(220)	—	(3)	—
Provision (benefit) for income taxes	1,263	1,278	3,674	628	2,708	2,541	3,311
Net (income) loss attributable to non-controlling interests	—	—	(1)	(14)	(5)	—	—
Preferred stock dividend, net of gain on repurchase of preferred stock	—	—	—	—	(567)	—	1,562
Adjusted EBITDA (non-GAAP)	$12,817	$12,745	$13,867	$12,654	$13,000	$25,562	$23,893

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$2,285	$11,313	$2,578	$11,840
Add / (Less):
Capitalized software	(3,044)	(3,328)	(6,030)	(6,614)
Property and equipment	(331)	(379)	(655)	(896)
Free cashflow	(1,090)	7,606	(4,107)	4,330
Add / (Less):
Litigation and remediation costs, net	—	450	266	3,006
Restructuring, net	87	869	(801)	2,211
Debt modification expense	1,537	—	1,537	—
Adjusted free cashflow	$534	$8,925	$(3,105)	$9,547